EXHIBIT 99.1

Perceptron® Announces Appointment of David Watza as President and Chief Executive Officer

PLYMOUTH, Mich., Nov. 17, 2016 (GLOBE NEWSWIRE) -- Perceptron, Inc. (NASDAQ:PRCP) today announced that the Board of Directors of the Company appointed David Watza to serve as President and Chief Executive Officer of the Company, effective immediately.

Mr. Watza will succeed W. Richard Marz, who was appointed as interim President and Chief Executive Officer of Perceptron in January 2016. Mr. Marz will continue in his role as Chairman of the Board of Perceptron.

Mr. Watza, 50, has been Senior Vice President and Chief Financial Officer of Perceptron since October 2015, a position he will continue to hold. Prior to joining Perceptron, Mr. Watza served as Vice President of Corporate Development of TriMas Corporation, with responsibility for acquisitions, divestitures, and Treasury operations. Mr. Watza joined TriMas in 2005, holding positions of increasing responsibility and professional growth including Vice President Finance, Business Planning & Analytics, responsible for strategic planning, annual operating planning and forecasting, and corporate information technology; division Finance Officer for TriMas Australia Holdings Ltd.; and division Finance Officer for Cequent Performance Products. Mr. Watza possesses more than 25 years of finance experience in engineered products and manufacturing businesses with responsibilities in accounting, finance and information technology. He earned his Bachelor of Business Administration at the University of Michigan.

“The Board of Directors is very pleased to announce the appointment of Dave as President and CEO of Perceptron,” said W. Richard Marz, Chairman of the Board. “We feel fortunate that we had an individual of Dave’s caliber within our existing team to assume the top leadership role during this critical period for the Company.”

Mr. Marz continued, “On a personal note, having had the opportunity to work closely with Dave during the past ten months in designing and implementing the Company’s financial improvement plan, I have the greatest of confidence in Dave’s abilities to lead Perceptron into the future.”

Mr. Watza said, “I am honored to have the opportunity to serve as President and CEO of Perceptron and greatly appreciate the confidence the Board has placed in me to lead the Company. With our financial improvement plan firmly in place, and the momentum we saw in bookings and backlog in the first quarter, I am excited by our opportunities for growth and a return to profitability. I want to thank Rick Marz for the many months he has spent in Plymouth, Michigan, away from his family since assuming his role as interim President and CEO. His leadership, ideas and direction have been invaluable in the Company’s efforts to implement its financial improvement plan.  I look forward to Rick’s continued support as Chairman in the coming months.”

About Perceptron
Perceptron (NASDAQ:PRCP) develops, produces and sells a comprehensive range of automated industrial metrology products and solutions to manufacturing organizations for dimensional gauging, dimensional inspection and 3D scanning. Products include 3D machine vision solutions, robot guidance, coordinate measuring machines, laser scanning and advanced analysis software. Global automotive, aerospace and other manufacturing companies rely on Perceptron’s metrology solutions to assist in managing their complex manufacturing processes to improve quality, shorten product launch times and reduce costs.

Headquartered in Plymouth, Michigan, USA, Perceptron has subsidiary operations in Brazil, China, Czech Republic, France, Germany, India, Italy, Japan, Singapore, Slovakia, Spain and the United Kingdom.

For more information, please visit www.perceptron.com.

Safe Harbor Statement
Certain statements in this press release may be "forward-looking statements" within the meaning of the Securities Exchange Act of 1934, including the Company's expectation relating to the ability to successfully develop and introduce new products and expand into new customers and markets. When we use words such as "will," "should," "believes," "expects," "anticipates," "estimates," "prospects" or similar expressions, we are making forward-looking statements. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward- looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which speak only as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the Company's projected revenues and net income depends upon the Company's ability to successfully develop and introduce new products. Except as required by applicable law, we do not undertake, and expressly disclaim, any obligation to publicly update or alter our statements whether as a result of new information, events or circumstances occurring after the date of this report or otherwise.

Contact:
Bob Burton
Lambert, Edwards & Associates
investors@perceptron.com
616-233-0500